                              LAKE COOK OFFICE CENTRE IV
                                 1419 LAKE COOK ROAD
                                 DEERFIELD, ILLINOIS


                                     OFFICE LEASE


                                       BETWEEN

                 AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                          AS TRUSTEE UNDER TRUST NO.  57661
                                                     -------

                                      Landlord,

                                         and

                       Stericycle, Inc., a Delaware corporation
                   ------------------------------------------------
                                        Tenant


                             DATED    December 26, 1991
                                   ------------------------


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                                  TABLE OF CONTENTS

Section                                                                    Page
- -------                                                                    ----
  1.    Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . .       1
  2.    Additional Rent. . . . . . . . . . . . . . . . . . . . . . . .       1
  3.    Use of Premises. . . . . . . . . . . . . . . . . . . . . . . .       6
  4.    Prior Occupancy. . . . . . . . . . . . . . . . . . . . . . . .       6
  5.    Services . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
  6.    Condition and Care of Premises . . . . . . . . . . . . . . . .       7
  7.    Return of Premises . . . . . . . . . . . . . . . . . . . . . .       7
  8.    Holding Over . . . . . . . . . . . . . . . . . . . . . . . . .       8
  9.    Rules and Regulations. . . . . . . . . . . . . . . . . . . . .       8
 10.    Rights Reserved to Landlord. . . . . . . . . . . . . . . . . .       8
 11.    Alterations. . . . . . . . . . . . . . . . . . . . . . . . . .       9
 12.    Assignment and Subletting. . . . . . . . . . . . . . . . . . .      10
 13.    Waiver of Certain Claims; Indemnity by Tenant. . . . . . . . .      11
 14.    Damage or Destruction by Casualty. . . . . . . . . . . . . . .      11
 15.    Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . .      12
 16.    Default: Landlord's Rights and Remedies. . . . . . . . . . . .      12
 17.    Subordination. . . . . . . . . . . . . . . . . . . . . . . . .      14
 18.    Mortgagee Protection . . . . . . . . . . . . . . . . . . . . .      14
 19.    Default Under Other Leases . . . . . . . . . . . . . . . . . .      15
 20.    Subrogation and Insurance. . . . . . . . . . . . . . . . . . .      15
 21.    Nonwaiver. . . . . . . . . . . . . . . . . . . . . . . . . . .      15
 22.    Estoppel Certificate . . . . . . . . . . . . . . . . . . . . .      15
 23.    Tenant--Corporation or Partnership. . . . . . . . . . . . . . .     16
 24.    Real Estate Brokers. . . . . . . . . . . . . . . . . . . . . .      16
 25.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
 26.    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .      16
 27.    Delivery of Possession . . . . . . . . . . . . . . . . . . . .      17
 28.    Security Deposit . . . . . . . . . . . . . . . . . . . . . . .      17
 29.    Relocation of Tenant . . . . . . . . . . . . . . . . . . . . .      17
 30.    Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
 31.    Title and Covenant Against Liens . . . . . . . . . . . . . . .      18
 32.    Exculpatory Provisions . . . . . . . . . . . . . . . . . . . .      18

                                     ATTACHMENTS

Exhibit A--Floor Plan of Premises

Exhibit B--Rules and Regulations

Exhibit C--Workletter

                              LAKE COOK OFFICE CENTRE IV
                                 1419 LAKE COOK ROAD
                                 DEERFIELD, ILLINOIS

                                     OFFICE LEASE

    THIS LEASE, made as of the __________ day of December, 1991, WITNESSETH: M
& J Wilkow Management Corporation, as agent for the beneficiary of the AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally out solely as Trustee under Trust Agreement dated May 15, 1983 and known as Trust No. 57661 (herein called "Landlord"), hereby leases to Stericycle, Inc., a Delaware corporation (herein called "Tenant"), and Tenant hereby accepts the premises as outlined on the floor plan attached hereto as Exhibit A known as Suite No. 410 (herein called "Premises") on the fourth (4th) floor of the building commonly known as 1419 Lake Cook Road, Deerfield, Illinois, (herein called "Building") and located in the LAKE COOK OFFICE CENTRE IV (herein called "Center"), for a term (herein called "Term") of seven (7) years and zero (0) months commencing on February 1, 1992 and ending on January 31, 1999, unless sooner terminated as provided herein, paying as rent therefor the sums hereinafter provided, without any setoff, abatement, counterclaim or deduction whatsoever.

IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:

    1. BASE RENT. Subject to periodic adjustment as hereinafter provided. Tenant shall pay an annual base rent (herein called "Base Rent") to Landlord for the Premises of See Schedule on page 1(a) hereof Dollars ($______________), payable in equal monthly installments (herein called "Monthly Base Rent") of See Schedule on page 1(a) hereof Dollars ($______________), in advance on the first day of the first full calendar month and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month.

    Base Rent, Additional Rent (as hereinafter defined), Additional Rent Progress Payment (as hereinafter defined) and all other amounts however occurring or described becoming due from Tenant to Landlord hereunder (herein collectively called the "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant. Concurrently with the execution hereof, Tenant shall pay Landlord Monthly Base Rent for the first calendar month of the Term together with the Security Deposit pursuant to
Section 28 hereof.

    2.  ADDITIONAL RENT.  In addition to paying the Base Rent specified in
Section 1 hereof, Tenant shall also pay as additional rent the amounts determined in accordance with this Section 2 ("Additional Rent"):

         (a)  DEFINITIONS.  As used in this Lease,

              (i) "Adjustment Date" shall mean the first day of the Term and each January 1 thereafter falling within the Term.

              (ii) "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

              (iii) "Expenses" shall mean and include those reasonable costs and expenses paid or incurred by or on behalf of the Landlord of every kind and nature for owning, managing, operating, maintaining and repairing the Building, the land upon which the Building stands (herein called "Land") and the personal property used in conjunction therewith (said Building, Land and personalty being herein collectively called the "Project"), including (without limitation) the cost of electricity, steam, water, fuel, heating, lighting, plumbing, air conditioning, window cleaning, janitorial service, insurance, including but not limited to, fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried in good faith by the Landlord and applicable to the Project, painting, uniforms, customary management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Project, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees engaged in the operation, maintenance and repair of the Project, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Project, legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and

                                  Base Rent Schedule


The following schedule represents the Base Rent payable throughout the lease term:


                                          Annual             Monthly
   Period                               Base Rent           Base Rent
   ------                                ---------           ---------

2/1/92-1/31/93                         $104,000.04         $ 8,666.67
2/1/93-1/31/94                         $107,120.04         $ 8,926,67
2/1/94-1/31/95                         $114,281.76         $ 9,523.48
2/1/95-1/31/96                         $123,351.96         $10,279.33
2/1/96-1/31/97                         $127,052.52         $10,587.71
2/1/97-1/31/98                         $130,898.28         $10,908.19
2/1/98-1/31/99                         $132,276.84         $11,023.07


                                         1(a)
         refunds of real estate taxes the cost of providing rubbish and snow removal services, the cost of landscaping maintenance, including, but not limited to, grass cutting, trimming, replanting and replacement costs, expenses applicable and chargeable to the Project under any reciprocal easement or other agreements relating to any frontage road, common parking and ingress and egress areas and other common facilities appurtenant to the Project and other office buildings in the Center including the Conference Center in the Center located between the buildings 1415 and 1417 Lake Cook Road or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles respecting non-institutional first-class office buildings in the Chicago metropolitan area, would be considered as an expense of owning, managing, operating, maintaining or repairing the Project. Expenses shall not include costs or other items included within the meaning of the term "Taxes" (as hereinafter defined), costs of alterations of the premises of tenants of the Building, costs of capital improvements to the Project, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions and any expenditures for which Landlord has been reimbursed (other than pursuant to rent adjustment provisions in leases), except as hereinafter provided.

              Notwithstanding anything contained in this clause (iii) of
         Section 2(a) to the contrary.

                     (B) If the Building is not ninety-five percent (95%) occupied by tenants during all or a portion of any Adjustment Year, then Landlord shall make an appropriate adjustment for such year of the components of Expenses which may vary depending upon the occupancy level of the Building, employing generally accepted accounting and management principles. Any such adjustments shall also be deemed expenses paid or incurred by Landlord and included in Expenses for such year, as if the Building had been ninety-five percent (95%) occupied and the Landlord had paid or incurred such expenses, to the end that the actual amounts of such variable components of Expenses be fairly borne by the tenants occupying the Building.

                     (C) If any item of Expenses, though paid or incurred in one year, relates to more than one calendar year, at the option of Landlord such item may be proportionately allocated among such related calendar years.

              (iv) "Taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes (other than personal property replacement income taxes) or any other taxes imposed upon or measured by the Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed, or imposed against, or in connection with the ownership, leasing or operation of the Building or the Land, or both. For purposes of this Section, the Building and the Land are herein collectively called the "Real Property."

              Notwithstanding the foregoing,

                     (B) Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year, (ii) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for the year in which payable, and
              (iii) except as otherwise provided in the preceding clauses (i) and (ii), all reference to taxes for a particular year shall be deemed to refer to all taxes levied, assessed or imposed for such year without regard to when such taxes are due and payable.

                     (C) Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property or Project or the operation thereof.

                     (D) If the Building is not ninety-five (95%) occupied by tenants during all or a portion of any Adjustment Year, then Landlord shall make an appropriate adjustment for such year of the components of Taxes which may vary depending upon the occupancy level of the Building, employing generally accepted accounting and management principles. Any such adjustments shall also be deemed taxes levied, assessed or imposed against the Building and included in Taxes for such year, as if the Building had been ninety-five percent (95%) occupied and such taxes were levied or assessed for such year, to the end that the actual amounts of such Taxes be fairly borne by the tenants occupying the Building.

              (v) "Rentable Area of the Building" shall mean the sum of the areas on all floors of the Building computed by measuring to the inside face of the exterior glass on each entire floor, plus mechanical space, common service areas available for use by all tenants in the Building, reception and lobby areas, vending machine and commissary areas and loading docks and excluding only public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts measured from the outside wall surface of such spaces ("vertical penetrations"). No deduction shall be made for columns or projections necessary to the Building. Rentable Area of the Building shall be deemed to be 101,775 square feet.

              (vi) "Rentable Area of the Premises" shall mean (A) if this lease is for an entire floor, the area of the entire floor measured to the inside finished surface of the exterior glass, excluding vertical penetrations, plus a proportionate share of building mechanical space and common service areas in the Building, or (B) if this lease if for less than an entire floor, the area measured from the inside finished surface of the exterior glass to the center line of all demising partitions and to the inside finished surface of the office side of corridor and other permanent walls, plus (a) a proportionate share of public areas (including corridors, elevator lobbies, toilets, mechanical spaces and janitor, electrical and telephone closets) on the floor housing the Premises and (b) a proportionate share of mechanical space and common service areas in the Building, in maxing the calculations pursuant to (A) or (B) above, no deduction shall be made for columns or projections necessary to the Building. Rentable Area of the Premises shall be deemed to be 7,256 square feet.

              (vii) "Tenant's Proportionate Share" shall mean seven and 13/100th (7.13%) percent (subject to modification as hereinafter provided), which is the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building. Tenant's Proportionate Share shall be modified in the event the final design of the Building is hereafter modified such that Rentable Area of the Premises or Rentable Area of the Building, or both, differs from the square footage set forth in Sections 2(a)(v) and 2(a)(vi) above. In such event, Landlord shall recalculate Tenant's Proportionate Share based upon such modification or change for the balance of such Adjustment Year and the remainder of the Term and shall notify Tenant of such recomputed Tenant's Proportionate Share. Tenant's Proportionate Share shall not be modified in the event the Rentable Area of the Premises or the Rentable Area of the Building is more or less than the square footage set forth in Sections 2(a)(v) and 2(a)(vi) due to minor variations resulting from actual construction provided such variations does not exceed three percent (3%) in either case. In the event any item of Expense is included as a part of the Rent Adjustment for tenants of the Building and a tenant of the Building is responsible for the total amount of such Expense item with respect to said tenant's premises (e.g. if Landlord shall have no obligation to furnish cleaning and janitorial service for said tenant's premises and the Landlord includes the cost of such service for all other Tenants' premises as an item of Expense as a part of Rent Adjustment), the Rentable Area of such tenant's premises shall be deducted form the Rentable Area of the Building (for purposes of calculating the remaining tenants' Proportionate Share with respect only to such item of expense) and such item of Expense shall be allocated only among said remaining tenants.

              (xi) "Additional Rent" shall mean all amounts determined pursuant to this Section 2, including any amounts payable by Tenant to Landlord on account thereof.

         (b)  COMPUTATION OF ADDITIONAL RENT.

         Tenant shall pay Additional Rent for each Adjustment Year determined as hereinafter set forth. Additional Rent payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the following amounts:

              (i) Except as hereinafter provided in (c)(i)(D) below, the product of the Tenant's Proportionate Share, multiplied by the amount of Taxes in excess of $356,212.50 and Expenses in excess of $534,318.75 for such Adjustment Year (said product being called the "Tax and Expense Adjustment"); (Notwithstanding the foregoing, Tenant shall have no obligation to pay any additional rent in respect of Expenses attributable to calendar year 1992.)

         (c)  PAYMENTS OF ADDITIONAL RENT; PROJECTIONS.

         Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

              (i) TAX AND EXPENSE ADJUSTMENT. Tenant shall make payments on account of the Tax and Expense Adjustment (any such payment with respect to any Adjustment Year being also called "Additional Rent Progress Payment") effective as of the Adjustment Date for each Adjustment Year as follows:

                     (A) Landlord may, prior to each Adjustment Date or from time to time during the Adjustment Year in which such Adjustment Date falls, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (1) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Expenses for such Adjustment Year based on Landlord's budgets of Expenses and estimate of Taxes, and (2) Tenant's Additional Rent Progress Payment for such Adjustment Year based upon the Projections. Landlord's budgets of Expenses and the Projections based thereon shall assume full occupancy and use of the Building and may be revised by Landlord from time to time based on changes in rates and other criteria which are components of budget items.

                     (B) Until such time as Landlord furnishes a Projection Notice for an Adjustment Year. Tenant shall pay to Landlord a monthly installment of Additional Rent Progress Payment at the time of each payment of Monthly Base Rent equal to the greater of the latest monthly installment of Additional Rent Progress Payment or one-twelfth (1/12) of Tenant's latest determined Tax and Expense Adjustment. On or before the first day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Progress Payment shown in the Projection Notice. Within fifteen (15) days following Landlord's service of a Projection Notice, Tenant shall also pay Landlord a lump sum equal to the Additional Rent Progress Payment shown in the Projection Notice less (1) any previous payments on account of Additional Rent Progress Payment made during such Adjustment Year and (2) monthly installments on account of Additional Rent Progress Payment due for the remainder of such Adjustment Year.

                     (C) Tenant agrees to pay monthly installments of Additional Rent Progress Payment at a rate set forth in an initial Projection Notice from and after the commencement date of the Term hereof until either or both components thereof are changed pursuant to a Projection Notice from Landlord as provided above.

                     (D) The Tax and Expense Adjustment shall be prorated for the portion of the Term falling within the Adjustment Year in which the first Adjustment Date during the Term shall fall, based on the number of days of the Term falling within said Adjustment Year, and shall be similarly prorated for the portion of the Term falling within the Adjustment Year in which the last Adjustment Date during the Term, as the Term may be extended shall fall. Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of the Tax and Expense Adjustment. The Tenant has had an opportunity to consult with the Landlord with respect to the Taxes and Expenses projected for the operation of the Building and has not relied upon any statements or representations of Landlord in regard thereto in executing this Lease and agreeing to perform the terms and covenants hereof.

         (d)  TAX AND EXPENSE READJUSTMENTS.

         The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and Tenant:

              (i) Following the end of each Adjustment Year and after Landlord shall have determined the amounts of Taxes and Expenses to be used in calculating the Tax and Expense Adjustment for such Adjustment Year (whether actual or based on Landlord's budgets). Landlord shall notify Tenant in writing ("Landlord's Statement") of such Taxes and Expenses for such Adjustment Year. If the Tax and Expense Adjustment owed for such Adjustment Year exceeds the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the excess of the Tax and Expense Adjustment over the Additional Rent Progress Payment paid by Tenant during such Adjustment Year. If the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Tax and Expense Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement, or may, at its option, credit such excess to any Rent then due and owing, until such excess has been exhausted. If this lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Additional Rent for the Adjustment Year in which the lease expires.

              (ii) No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this
         Section 2(d).

         (e)  BOOKS AND RECORDS

         Landlord shall maintain books and records and records showing Expenses and Taxes in accordance with sound accounting and management practices and at the request and expense of Tenant, Landlord shall have same certified by an independent public accounting firm as being fairly rated. If such audit by the accounting firm shows an error in Landlord's calculation whereby Tenant has been charged 4% in excess of what Tenant should have been charged the Landlord shall reimburse Tenant for the audit expenses. Tenant or its representative, at the sole cost and expense of Tenant, shall have the right to examine Landlord's books and records showing Expenses and Taxes upon reasonable prior notice and during normal business hours at any time within forty-five (45) days following the furnishing by the Landlord to the Tenant of Landlord's Statement provided for in Section 2(d). Unless the Tenant shall take written exception to any item within sixty (60) days after the furnishing of the Landlord's Statement containing said item, such Landlord's Statement shall be considered as final and accepted by the Tenant.

         (f) PRORATION AND SURVIVAL. With respect to any adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Rent Adjustment for such Adjustment Year only a prorata share of Rent Adjustment as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this lease, Tenant shall pay any Rent Adjustment due to the Landlord within fifteen (15) days after the date of Landlord's Statement sent to Tenant. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Rent Adjustment provided for in this
         Section 2 shall survive the expiration or termination of this lease.

         (g) NO DECREASE IN BASE RENT. In no event shall any Rent Adjustment result in a decrease of the Base Rent payable hereunder as set forth in
    Section 1 hereof.

         (h) ADDITIONAL RENT. All amounts payable by Tenant as or on account of Rent Adjustment shall be deemed to be additional rent becoming due under this lease.

    3. USE OF PREMISES. Tenant shall use and occupy the Premises for general office purposes for general administrative purposes and for no other use or purpose.

    4. PRIOR OCCUPANCY. Landlord may authorize Tenant to take possession of all or any part of the Premises prior to the beginning of the Term. If Tenant does take possession pursuant to authority so given, all of the covenants and conditions of this lease shall apply to and shall control such pre-Term occupancy. Rent for such pre-Term occupancy shall be paid upon occupancy and on the first day of each calendar month thereafter at the rate set forth in Section 1 and Section 2 hereof. If the Premises are occupied for a fractional month, Rent shall be prorated on a per diem basis.

    5. SERVICES. The Landlord, as long as the Tenant is not in default under any of the covenants of this lease, shall furnish:

         (a) Air-cooling and heating when necessary to provide a temperature condition required, in Landlord's judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.) Sundays and holidays excepted. Wherever heat generating machines or equipment are used by Tenant in the Premises, including, without limitation extra lighting and electrical fixtures in excess of Building Standard work described in the Work Letter attached hereto (hereinafter described), which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air conditioning units in the premises to the extent Tenant's machines or equipment are generating heat in excess of that which would be generated by ordinary or standard office equipment and machines, and cost of such units and the expense of installation shall be paid by Tenant within ten days after Landlord's demand. The expense resulting from the operation and maintenance of any such supplementary air conditioning system shall be paid by the Tenant to the Landlord as additional rent at rates established by Landlord. In addition, Tenant shall pay for all air-cooling and heating requested and furnished prior to or following the aforesaid hours at rates established by Landlord. Landlord's agreements hereunder are subject to Presidential and governmental restrictions, regulations and guidelines on energy use;

         (b) Cold water in common with other tenants from Village of Deerfield mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as additional rent on demand from time to time at rates fixed by Landlord for water furnished for any other purpose. The Tenant shall not waste or permit the waste of water;

         (c) Janitor service and customary cleaning in and about the Building and Premises, Saturdays, Sundays and holidays excepted. The Tenant shall not provide any janitor services or cleaning without the Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by a janitor or cleaning contractor or employees at all times satisfactory to Landlord;

         (d) Passenger elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted, and freight elevator service, in common with Landlord and other tenants, at such time or times as may be established by Landlord. Normal elevator service, if furnished at times other than as set forth above, shall be optional with Landlord and shall never be deemed a continuing obligation. The Landlord, however, shall provide limited passenger elevator service daily at all times such normal passenger service is not furnished. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph;

         (e) Electricity shall not be furnished by Landlord, but shall be furnished by an approved electric utility company serving the area.
    Landlord shall permit the Tenant to receive such service direct from such utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable and safety capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof.
    The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises, and for the operation of the Building's air conditioning system at times other than as provided in paragraph 5(a) hereof when requested by Tenant, or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant or otherwise as provided in paragraph 5(a) hereof, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment or appliances serving or used within the Premises without the prior written consent of the Landlord in each instance. Tenant also agrees to purchase from the Landlord or its agent all lamps, bulbs, ballasts and starters used in the Premises during the Term hereof. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed therein;

         (f) Window washing of all exterior windows in the Premises, both inside and out, weather permitting, at intervals to be determined by Landlord;

         (g) Tenant and its employees and visitors may use the unsupervised outdoor uncovered parking area for passenger vehicles allocated from time to time for the Building in common on a "first come, first served" basis with Landlord and other tenants of space in the Building and their employees and visitors, all subject to such reasonable rules and regulations as from time to time may be imposed by Landlord including, without limitation, the right to allocate specific parking spaces to certain tenants in the Building;

         (h) Landlord shall provide such extra or additional services as it is reasonably possible for the Landlord to provide, and as the Tenant may from time to time request, within a reasonable period after the time such extra or additional services are requested. Tenant shall, for such extra or additional services, pay 120% of Landlord's actual cost reasonably incurred in providing them, such amount to be considered additional rent hereunder. All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service.

    Tenant agrees that Landlord and its beneficiary and their agents shall not be liable in damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this lease, unless such failures or delays prevent Tenant form reasonably conducting its business activities for a period exceeding 45 consecutive days and in such event Tenant shall have the right to pursue the appropriate remedy.

    6. CONDITION AND CARE OF PREMISES. Tenant shall have sixty (60) days from Tenant's taking possession of the Premises or any portion thereof to provide Landlord with a punchlist of reasonable items to be corrected and once those items are corrected by Landlord it shall be conclusive evidence against Tenant that the portion of the Premises taken possession of was then in good order and satisfactory condition. No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein, or in a workletter ("Workletter") attached hereto and made a part hereof. Tenant shall not place or allow to be placed any furniture, office equipment or any other article of personal property in the Premises near the glass of any door, partition, wall or window which may be viewed from the atrium outside of the Premises without the prior written consent of the Landlord in each instance. This lease does not grant any rights to light or air over or about the property of Landlord. Except for any damage resulting from any act of Landlord or its employees and agents, and subject to the provisions of Section 14 hereof, Tenant shall at its own expense keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, or invitees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand.

    7. RETURN OF PREMISES. At the termination of this lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this lease. Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to the Landlord the combination of all locks or vaults then remaining in the Premises, and shall return the Premises and all equipment and fixtures of the Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, damage resulting from the act of Landlord or its employees and agents, and (except as provided in this Section 7) alterations made with Landlord's consent excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the reasonable cost thereof to Landlord on demand.

    All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises whether placed there by Tenant or Landlord, may be offered to Landlord by Tenant all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by tenant as are designated in such notice excluding any additions currently existing upon Tenant's taking possession and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.

    At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant. Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises prior to the end of the term or ten (10) days following termination of this lease or Tenant's right of possession, whichever might be earlier, failing which Landlord may do so and thereupon the provisions of Section 16(f) shall apply.

    All obligations of Tenant hereunder shall survive the expiration of the Term or sooner termination of this lease.

    8. HOLDING OVER. The Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this lease, by lapse of time or otherwise, and amount which is 150% the amount of Rent for a day (computed on a year of 360 days) based on the annual rate of Base Rent and Additional Rent applicable under Sections 1 and 2 to the period in which such possession occurs, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention, but acceptance by Landlord of Rent after such termination shall not of itself constitute a renewal. Nothing in this Section contained, however, shall be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord.

    9. RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord contained in Section 10 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the rules and regulations sat forth in Exhibit B attached to this lease and made a part hereof and such other rules and regulations as shall be adopted by Landlord pursuant to Section 10(o) of this lease.

    Any violation by Tenant of any of the rules and regulations contained in Exhibit B attached to this lease or other Section of this lease, or as may hereafter be adopted by Landlord pursuant to Section 10(o) of this lease, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said rules and regulations. Nothing in this lease contained shall construed to impose upon Landlord any duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiary shall not be liable to Tenant for violation of the same by any other tenant its employees, agents, invitees, or by any other person.

    10. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this lease:

         (a)  To change the name or street address of the Project.

         (b) To install and maintain signs on the exterior and interior of the Building.

         (c) To prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by the Tenant.

         (d) To retain at all times, and to use in appropriate instances, pass keys to the Premises.

         (e) To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Section 3 hereof.

         (f) To exhibit the Premises at reasonable hours, and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises.

         (g) To have access for Landlord and other tenants or occupants of the Building to any mail chutes according to the rules of the United States Postal Service.

         (h) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitor service or other service to be provided to Tenant hereunder.

         (i) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by registration or otherwise, and to establish their right to enter or leave in accordance with the provisions of paragraphs (1) and (10) of Exhibit B attached to this lease. Landlord shall have the right to establish and change from time to time a security control and locking system with respect to entry to and exit from the Building. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord.

         (j) To control and prevent access to common areas and other non-general public areas pursuant to paragraphs (1) and (10) of Exhibit B attached to this lease.

         (k) Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to rearrange, relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and the Land and to decorate and to make, repairs, alterations, additions, and improvements, structural or otherwise, in or to the Building, the Land or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building and the Land in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by the Landlord for a period of time not to exceed thirty (30) days to the extent such activity materially interfaces with Tenant's business activities all without the same constituting an eviction of Tenant in whole or in part and without abatement of rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligation under this lease. Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.

         (l) To designate certain parking spaces and parking areas on the Land or on adjacent land for the exclusive use of one or more tenants in the Building or any adjoining or adjacent building or buildings now existing or hereafter constructed, provided Tenant's usual and customary parking usage is not materially interfered with, to install gates, traffic regulating devices, security systems, and directional signage, make, prescribe and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit B attached to this lease, relating to use of parking spaces and parking areas including, but not limited to, vehicle size, direction of traffic, loading and unloading of vehicles and the like.

         (m) To designate and select agents, employees and contractors to perform services in the Building and on the Land, whether or not affiliated with Landlord.

         (n) To install and designate areas for installation of vending machines and collect all revenue derived from the use thereof.

         (o) From time to time to prescribe, make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Rider A attached to this lease or other Sections of this lease, for the protection and welfare of the Building and its tenants and occupants, as the Landlord may determine, and the Tenant agrees to abide by all such rules and regulations.

    11. ALTERATIONS. Tenant shall not make alterations in or additions or improvements to the Premises without Landlord's advance written consent in each instance which shall not. All work of the nature herein contemplated shall be at Tenant's expense and done by contractors employed by or on behalf of Landlord which contractors shall have been selected by Landlord after securing competitive bid pricing and shall comply with all insurance requirements and with all ordinances and regulations of the Village of Deerfield or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All required working drawings for Landlord's contractor and specifications shall be prepared by Landlord's architect or engineers at Tenant's expense. In addition, Tenant may utilize its own contractors, architects or engineers only with Landlord's prior written consent withheld and subject to such additional requirements and regulations as Landlord may from time to time reasonably impose. All additions and alterations shall be installed by Tenant in a good and workmanlike manner and only new, high grade materials shall be used. If Tenant shall be permitted to utilize its own contractors, architects or engineers, Tenant shall furnish Landlord with security satisfactory to Landlord for payment of all costs to be incurred in connection with such work.

    Subject to obtaining Landlord's prior written approval of its selection and compliance with the further provisions of this paragraph. Tenant may elect to use an architect, at Tenant's sole cost, for the preparation of floor plan layout(s) and other necessary information relating to the desired alterations in or additions or improvements to the Premises, it may do so provided (i) the resulting information shall be sufficiently detailed so that, after written approval by Tenant and Landlord of such floor plan layout(s) and information, Landlord's architect can transfer such detailed information to the working drawings and specifications, (ii) Landlord's building standards are used in all details, and (iii) such floor plan layout(s) and information shall be furnished to Landlord in sufficient time to provide thirty (30) days for Landlord's architect to prepare said working drawings and specifications. Before proceeding with the work of the nature herein contemplated, Landlord shall (i) submit to Tenant the estimate of the Landlord's contractor of the cost of such work based on said working drawings and specifications, (ii) obtain Tenant's approval to the working drawings and specifications and (iii) obtain Tenant's written request that said work be done.

         The costs of such work shall include all labor and materials, general conditions (including but not limited to, demolition and the removal of rubbish and construction debris from the property and the transportation thereof to a dump, building permit fee, (paid supervision, outside hoisting, if any and the like); premium cost of workmen's compensation, public liability and property damage insurance earned by Landlord's contractors; overhead charges and fees of Landlord's contractors; the charges of Landlord's architect or engineer (i) for preparation and printing of working drawings and specifications and (ii) for supervision of construction; together with ten percent (10%) of all of the costs of such work for overhead and construction management services by Landlord; and reimbursement to Landlord of any other expenses incurred in connection with the work performed for the Tenant.

    Landlord or its beneficiary may, at its election, act as general contractor and as one or more of the subcontractors. If Landlord or its beneficiary shall elect to act as general contractor or a subcontractor, the costs of the work performed by the Landlord or its beneficiary in such capacity shall be determined in accordance with the paragraph immediately above.

    In the event Landlord shall perform the work for Tenant as aforesaid, Landlord shall not be obligated to proceed with such work until the estimate of the cost of such work is approved in writing by Tenant and the entire cost of such work is paid by Tenant to Landlord in payment for such work as the work progresses. Any deficit shall be paid to Landlord after completion of the work and after Landlord shall have assembled and submitted to Tenant the complete costs thereof.

    Prior to commencing any work in connection with alterations or additions, Tenant shall, if it performs such work using its own contractors, furnish Landlord with certificates of insurance evidencing such insurance coverage as required by Landlord from all contractors performing labor and furnishing materials insuring Landlord and its employees, agents and beneficiary against loss, cost, damage or liability arising from or incurred in connection with any such additions or alterations.

    12. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord in each instance which shall not be unreasonably withheld (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 3 of this lease or by anyone other than the Tenant and Tenant's employees. In no event shall this lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

    Without the prior written approval of Landlord, which shall not be unreasonably withheld Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

    Landlord shall not unreasonably withhold or delay its consent to a proposed assignment or sublease except that such consent need not be granted if (a) in the reasonable judgment of Landlord the proposed subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (b) in the reasonable judgment of Landlord the purpose for which the proposed subtenant or assignee intends to use the Premises are not in keeping with the standards of Landlord for the Building, or are in violation of the terms of any other leases in the Building, it being understood that the purpose for which the proposed subtenant or assignee intends to use the Premises may not be in violation of this Lease; (c) a subletting will result in there being more than two occupants within the Premises, including Tenant and all subtenants; (d) the premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (e) the proposed subtenant or assignee is either a government (or subdivision or agency thereof) or an occupant of the Building; (f) an assignment is desired and the Premises are less than the entire Premises or less than the remaining Term is being assigned; (g) the assignee or sublessee is not, in the judgment of Landlord, sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; or (h) Tenant is in default under this Lease. The foregoing are merely examples of reasons for which Landlord may reasonably withhold it consent and shall not be deemed exclusive of any permitted reasons for withholding consent, whether similar or dissimilar to the foregoing examples. Any assignment or subletting without the consent of Landlord shall be void and shall, at the option of Landlord, constitute a default under this Lease.

    Consent by Landlord to any assignment, subletting, use or occupancy, or transfer shall not operate to relieve the Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant, or any such assignee, sublessee, or transferee form obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.

    Tenant shall, by notice in writing, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice) to assign this lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, terminate this lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's said notice shall state the name and address of the proposed subtenant or assignee and a true and complete copy of the proposed sublease or assignment shall be delivered to Landlord with said notice. If Tenant's notice shall cover all of the space hereby demised, and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If Tenant's notice shall cover less than the entire Premises, the space proposed to be sublet and the retained space must be a leasable unit in compliance with all applicable codes and ordinances. If, however, this lease be terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent and the Tenant's Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this lease as so amended shall continue thereafter in full force and effect.

     13. WAIVER OF CERTAIN CLAIMS: INDEMNITY BY TENANT. To the extent not expressly prohibited by law, Tenant releases Landlord and its beneficiaries, and their agents, servants and employees, from and waives all claims for damages to person or property sustained by the Tenant or by any occupant of the Premises, the Building or the Center, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Building, the Land, the Center or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building or the Land, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person, including Landlord's agents and servants. This
Section 13 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature, if any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of the Tenant, its employees, agents or invitees. Tenant shall be liable therefor and Landlord may at its option repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. All personal property belonging to the Tenant or any occupant of the Premises that is in the Building, on the Land or in the Premises shall be there at the risk of the Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

     To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its beneficiaries, and their agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or then or misappropriation or loss of property occurring in or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this lease or due to any other act or omission of the Tenant, its agents or employees, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities.

     14. DAMAGE OR DESTRUCTION BY CASUALTY. If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render the Premises or Building materially unfit for Tenant's intended use and enjoyment of the Premises, then Landlord shall proceed to repair and restore with reasonable promptness the same to its prior existing condition, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage render the Premises or Building materially unfit for Tenant's intended use and enjoyment of the Premises, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the lengths of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate, if it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimates. Unless this lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate the lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, unless the repairs are restoration are still not completed within sixty (60) days after the time period estimated by Landlord.

INSERT (1)

To the extent not expressly prohibited by law, the Landlord releases the Tenant, and its agents and employees, from and waives all claims for damage to person or property sustained by the Landlord and its beneficiaries resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises or the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any other tenant or other occupant of the Building or any part thereof to the extent of insurance proceeds received by Landlord for such damage.

To the extent not expressly prohibited by law, Landlord agrees to indemnify and save Tenant, its agents and employees, harmless against any and all claims, liabilities, demands, costs and expenses including reasonable attorneys' fees for the defense thereof for injuries to persons and damage to property occurring in or about the Building other than the Premises arising from Landlord's ownership, use or operation of the Building or from any breach or default on the part of Landlord to be performed pursuant to the terms of this Lease or due to any other act or omission of Landlord, its agents, contractors or employees, except where due to the negligence or intentional wrongful act of Tenant, its employees, agents, contractors, licensees or invitees.

                                      11(a)

Tenant shall not have the right to terminate this lease pursuant to this Section 14 if the damage or destruction was caused by the gross neglect of Tenant, its agents or employees.

     In the event any such fire or casualty damage not caused by the gross neglect of Tenant, its agents or employees, renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 14 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord tenders the Premises to Tenant as being ready for occupancy. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises to this Section 14. Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

     15. EMINENT DOMAIN. If all or a substantial part of the Building or Premises rendering the Premises materially unfit for Tenant's intended use and enjoyment of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building or the Land, the taking of which would, in Landlord's opinion, prevent the economical operation of the Building, or if the grade of any street, or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice, in either of the events above referred to. Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination, and the Tenant shall have no right to share in the condemnation award unless a portion of the award is for fixtures, improvements, or alterations to the Premises paid for by Tenant, whether for a partial or total taking, or in any judgment for damages caused by the change of grade. Upon the occurrence of any other taking or condemnation, the term of this lease shall not terminate.

     16. DEFAULT: LANDLORD'S RIGHTS AND REMEDIES.

          (a) The occurrence of any one or more of the following matters constitutes a Default by Tenant under this lease:

               (i) Failure by Tenant to pay Rent, or any installment thereof, within 5 days after notice that same is due;

               (ii) Failure by Tenant to pay, within 15 days after notice thereof from Landlord to Tenant, any other moneys due and payable from Tenant under this lease including amounts payable under the Workletter attached hereto;

               (iii) Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 12;

               (iv) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this lease;

               (v) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this lease, if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant;

               (vi) The levy upon, under execution or the attachment by legal process, of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest;

               (vii) The Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy reasonably promptly, whether or not Tenant thereafter continues to pay the Rent due under this lease;

               (viii) The Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, and is unable to pay rent hereunder, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Tenant or for the major part of its property;

               (ix) A trustee or receiver is appointed for the Tenant or for the major part of its property and is not discharged within thirty
          (30) days after such appointment;

               (x) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against the Tenant, and, if instituted against the Tenant, are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution, and tenant is unable to pay rent hereunder; or

               (xi) The misrepresentation by Tenant of a material fact in any document, financial statement, leasing application or other instrument delivered or disclosed to Landlord in connection with this Lease.

          (b) If a Default occurs and is not cured within the appropriate grace period as provided under this Lease, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive the Landlord of any other right or remedy allowed it by law:

               (i)  Landlord may terminate this lease by giving to Tenant notice
\ of the Landlord's election to do so, in which event the Term of this lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

               (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating this lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of the Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice unless otherwise prohibited by law; and

               (iii) Landlord may enforce the provisions of this lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from the Tenant under any of the provisions of this lease.

          (c) If Landlord exercises either the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 16(b), Tenant shall surrender possession and vacate the Premises within forty-five (45) days of the event of default, subject to court order, and deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

          (d) If Landlord terminates the right of the Tenant to possession of the Premises without terminating this lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. In addition, Landlord shall have the right, from time to time, to recover from the Tenant, and the Tenant shall remain liable for, all Additional Rent and any other sums thereafter accruing as they become due under this lease during the period from the date of termination of possession stating in such notice to the stated end of the Term. In any such case, the Landlord shall use its best efforts to, relet the Premises or any part thereof for the account of the Tenant for such rent, for such time (which may be for a term extending beyond the Term of this lease) and upon such terms as the Landlord shall reasonably determine and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant relative to such reletting. Also in any such case the Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same as is reasonably deemed by the Landlord necessary or desirable to relet the Premises and in connection therewith change the locks to the Premises, and the Tenant shall upon demand pay the cost thereof together with the Landlord's expenses of reletting. Landlord may collect the Rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of the Tenant or as an election on Landlord's part to terminate this lease unless a written notice of such intention be given to Tenant or shall operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

          (e) In the event of the termination of this lease by Landlord as provided for by subparagraph (c) of Section 16(b) Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of rentals accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty
     (x) the unamortized cost to the Landlord, computed and determined in accordance with generally accepted accounting principles, or the tenant improvements and alterations, if any, paid for and installed by Landlord pursuant to this Lease, and (y) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rents at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 1 and 2 of this lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a three percent (3%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this lease not been terminated, and (z) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this lease other than for the payment of Rent.

          (f) All property removed from the Premises by Landlord pursuant to any provisions of this lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof, provided reasonable care by Landlord is evident. Tenant shall pay Landlord for any expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

          (g) Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and reasonable attorney's fees, incurred in enforcing Tenant's obligations under this lease or incurred by Landlord in any litigation, negotiation or transactions in which Tenant causes the Landlord, without Landlord's fault, to become involved or concerned.

     17. SUBORDINATION. Landlord has heretofore and may hereafter from time to time execute and deliver a first mortgage or first trust deed in the nature of a mortgage, both referred to herein as "First Mortgage," against the Land and Building, or any interest therein, and may sell and lease back the Land. In addition, Landlord may hereafter from time to time execute and deliver one or more mortgages or deeds of trust junior to the First Mortgage or may subordinate the ___ of a First Mortgage to another mortgage or deed of trust, collectively referred to herein as "Second Mortgage". The First Mortgage and Second
Mortgage are herein collectively called "Mortgage". If requested by the mortgagee or trustee under any Mortgage, or the lessor or any ground or underlying lease ("ground lessor"). Tenant will either (a) subordinate its interest in this lease to said Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or to said ground or underlying lease, or to both, or (b) make Tenant's interest in this lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgagee or trustee under any Mortgage. Notwithstanding the foregoing, Tenant covenants it will not subordinate this lease to any mortgage or trust deed other than a First Mortgage (as defined in this Section 17) without the prior written consent of the holder of the First Mortgage.

     It is further agreed that (a) if any Mortgage shall be foreclosed, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser of such foreclosure sale or the liability of a subsequent owner designated as Landlord under this lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the mortgagee or trustee, if the Mortgage shall be foreclosed. Tenant will attorn, as Tenant under this lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the ground lessor, if any ground or underlying lease shall be terminated. Tenant will attorn as Tenant under this lease to the ground lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment provided; however, that Tenant shall not attorn to the purchaser at any foreclosure sale under any Mortgage other than a First Mortgage without the prior written consent of the holder of the First Mortgage; and (b) this lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect the rights of the Landlord, nor shall this lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee or trustee under any Mortgage and of any ground lessor.

     Should any prospective mortgagee or ground lessor require a modification or modifications of this lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this lease may be so modified and agrees to promptly execute whatever documents are required therefor and deliver same to Landlord within ten (10) days following the request therefor. Should any prospective mortgagee or ground lessor require execution of a short term of lease for recording (containing the names of the parties, a description of the Premises, and the term of this lease) or a certification from the Tenant concerning this lease in such form as may be required by a prospective mortgagee or ground lessor. Tenant agrees to promptly execute such short term of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor.

     18. MORTGAGEE PROTECTION. Tenant agrees to give any notice of any Mortgage (as defined in Section 17 hereof), by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgage holder. Tenant further agrees that if Landlord shall have failed to date such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any Mortgage shall have an additional thirty
(30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any Mortgage has commenced within such thirty
(30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the holder of any Mortgage to cure such default has expired without cure, Tenant shall have no right to, and shall not, exercise any right it may have to terminate this lease on account of Landlord's default.

     19. DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 16.

     20.  SUBROGATION AND INSURANCE.

          (a) Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other Section of this lease but rather in confirmation and furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collected under such insurance policies.

          (b) Tenant shall carry insurance during the entire Term hereof insuring Tenant and Landlord and Landlord's agents and beneficiaries, as their interest may appear, with companies reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

               (1) Comprehensive general public liability insurance in an amount not less than $1,000,000.00 combined single limit per occurrence.

               (2) Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full replacement cost of all additions, improvements and alterations to the Premises and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

          Tenant shall, prior to the commencement of the Term, furnish to Landlord policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be changed, cancelled or not renewed without at least thirty (30) days prior written notice to Landlord and Tenant, except in the case of cancellation for nonpayment of premiums which cancellation cannot occur without at least ten (10) days prior written notice to Landlord and Tenant.

          (c) Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

     21. NONWAIVER. No waiver of any condition expressed in this lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting the provisions of Section 8, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

     22. ESTOPPEL CERTIFICATE. The Tenant agrees that from time to time upon not less than ten (10) days prior request by Landlord, or the holder of any Mortgage or any ground lessor, the Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to the holder of any Mortgage or ground lessor, a statement in writing signed by Tenant certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that this lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began taking Rent, the dates to which the Rent and other charges have been paid and the dates upon which the Term commenced and shall end; (c) that the Landlord is not in default under any provision of this lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof, and (g) such other matters as may be required by the Landlord, holder of any Mortgage, or ground lessor.

     23. TENANT-CORPORATION OR PARTNERSHIP. In case Tenant is a corporation, Tenant (a) represents and warrants that this lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms hereof and (b) if Landlord so requests, it shall deliver to Landlord or its agent, concurrently with the delivery of this lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this lease and the performance of Tenant's obligations hereunder.

     24. REAL ESTATE BROKERS. Tenant represents that Tenant has directly dealt with and only with Stein & Co. Real Estate Services (Tenant's Agent) and Baird & Warner (Landlord's Agent) (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker in connection with this lease and agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers of finders (for any commission alleged to be due such broker or brokers or finders in connection with its participating with Tenant in the negotiation of this lease. Tenant shall deal with no other broker in connection with any assignment, subletting or transfer of the rights of Tenant hereunder without the prior consent of Landlord thereto. In addition, Tenant shall not without the prior approval of Landlord thereto canvass or solicit lessees in the Building or any building now or hereafter constructed in the Center with respect to the potential assignment, subletting or transfer of this lease.

     25. NOTICES. In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient
(a) to deliver or cause to be delivered to Tenant or its agent a written or printed copy of such notice or demand, or (b) to send a written or printed copy of such notice or demand by United States registered or certified mail, postage prepaid, addressed to Tenant at the Premises, in which event the notice or demand shall be deemed to have been served at the time the same was posted. Any such notice or demand to be given by Tenant to Landlord shall, until further notice, be served personally or sent by United States registered or certified mail, postage prepaid, to c/o M & J Wilkow Management Corporation, 180 North Michigan Avenue, Suite 2000, Chicago, Illinois 60601 and a copy to the office of the Building. Mailed communications to Landlord shall be deemed to have been served at the time the same was posted.

     26.  MISCELLANEOUS.

          (a) Each provision of this lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of
     Section 12.

          (b) All of the agreements of Landlord and Tenant with respect to the Premises are contained in this lease; and no modification, waiver or amendment of this lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

          (c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this lease to Landlord or the agent of Landlord's beneficiary shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

          (d) The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed.

          (e) Clauses, plats, and riders, if any, signed or initialed by Landlord and Tenant and endorsed on or affixed to this lease are part hereof and in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

          (f) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

          (g) The Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord or enable Tenant to deny the title of Landlord.

          (h) Time is of the essence of this lease and of each and all provisions thereof.

          (i) All amounts (including, without limitation, Base Rent and Rent Adjustment) owed by Tenant to Landlord pursuant to any provision of this lease shall bear interest at the annual rate of one percent (1%) in excess of prime rate then in effect at Continental Illinois National Bank and Trust Company of Chicago from the date due until paid, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

          (j) The invalidity of any provision of this lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this lease.

          (k) All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiary and their agents) and Tenant.

          (l) In the event that this lease shall be executed by more than one person, firm, corporation or entity as Tenant, the obligations of said persons, firms, corporations or entities shall be joint and several.

     27. DELIVERY OF POSSESSION. If the Landlord shall be unable to give possession of the Premises on the date of the commencement of the Term by reason of any of the following: (i) the Landlord has not completed its preparation of Premises; (ii) the Landlord is unable to give possession of the Premises by reason of the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason. Landlord shall not be subject to any liability for failure to give possession. Notwithstanding any provision in this Section 27 to the contrary, if the Premises are not delivered on or before February 21, 1991, Tenant may provide Landlord with a ten (10) day prior notice of its intent to charge Landlord a $200.00 a day penalty for non-delivery of the Premises and if the Premises are not delivered within said ten (10) day period then such $200.00 a day penalty shall thereupon become effective and Landlord shall pay a penalty to Tenant equal to $200.00 per day for each day after such ten (10) day period until the date said
Premises are delivered to Tenant. The foregoing right is subject to the provisions of paragraph 4 of the Workletter attached to this Lease and should delivery of possession be delayed as a result of actions or circumstances described in subparagraphs 4(a) - 4(f) then such right of termination shall be null and void. Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until the Premises are available for occupancy, and no such failure to give possession on the date of commencement of the Term shall affect the validity of this lease or the obligations of the Tenant hereunder, nor shall the same be construed to extend the Term.

     The Premises shall not be deemed to be unready or unavailable for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments which do not prevent Tenant's use of the Premises for its intended purposes remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof, or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, or shall be caused in whole or in part by delay or default on the part of Tenant or its subtenants.

     28. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of thirteen thousand and 00/100 dollars ($13,000.00) as security for the full and faithful performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is to be used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant within twenty (20) days after the expiration of the lease Term and Tenant's vacation of the Premises.

     Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this lease. The Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Building, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to such security deposit.

     29. RELOCATION OF TENANT. Notwithstanding any provision herein to the contrary Landlord shall exercise this relocation right only in the event such replacement tenant is leasing in excess of 13,000 square feet of space. At any time hereafter, Landlord may substitute for the Premises other premises (herein referred to as "the new premises") provided:

          (a) the new premises shall be similar to the Premises in area and use for Tenant's purposes and shall be located in the Building;

and if Tenant is already in occupancy of the Premises, then in addition:

          (b) Landlord shall pay the expense of Tenant for moving (inclusive of the reasonable cost of replacing business cards & stationary and all other reasonable costs incurred by Tenant as a direct result of such relocation) from the Premises to the new premises and for improving the new premises so that they are substantially similar to the Premises;

          (c) Such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant; and

          (d) Landlord shall first give Tenant at least thirty (30) days notice before making such change. If Landlord shall exercise its right hereunder, the new premises shall thereafter be deemed for the purposes of this lease as the Premises.

     30. LANDLORD. The term "Landlord" as used in this lease means only the owner or owners at the time being of the Building and the Land so that in the event of any assignment or sale, once or successively, of said Land and Building, or any assignment of this lease by Landlord, said Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale or assignment, and Tenant agrees to look solely to such purchaser or assignee with respect thereto. This lease shall not be affected by any such assignment or sale, and Tenant agrees to attorn to the purchaser or assignee. Tenant is hereby advised, and Tenant acknowledges, that the Landlord's interest in the Building and the Land is presently held by American National Bank and Trust Company of Chicago, not personally but as Trustee under Trust No. 57661.

     31. TITLE AND COVENANT AGAINST LIENS. The Landlord's title is and always shall be paramount to the title of the Tenant and nothing contained in this lease shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Land, the Building, or the Premises or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same or post a security bond on Landlord's behalf in order to contest the validity of the lien in such amount as is reasonably required by the Landlord but no larger than twice the amount of the lien. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within ten (10) days after the date any such lien attaches, Landlord, at its election, may pay and satisfy the same without any obligation to investigate or determine the validity or merits of any such lien and encumbrance and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 25(i) hereof for amounts owed Landlord by Tenant, shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

     32. It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, its beneficiaries or agents or their successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, its beneficiaries or agents or their successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, its beneficiaries or agents or their successors and assigns is concerned Tenant shall look solely to the equity in the Building and the rents, issues and profits therefrom for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord. It is mutually agreed that this clause is and shall be considered an integral part of the Lease. Such exculpation of personal liability is absolute and without any exception whatsoever.

     IN WITNESS WHEREOF, the parties have caused this lease to be executed on the date first above written.

                         M & J WILKOW MANAGEMENT CORPORATION,
                         as agent for the beneficiary of the
                         AMERICAN NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO, not personally
                         but as Trustee aforesaid


                         By /s/ [illegible]
                            -------------------------------------


                         Stericycle, Inc.

                         ----------------------------------------


                         By /s/ Vernon J. Nagel
                            -------------------------------------
                            Name:  VERNON J. NAGEL
                            Title:  V.P.


ATTEST:

- ---------------------------

                                      RIDER

     This Rider dated this 26th day of December, 1991 is to the Lease by and between M & J Wilkow Management Corporation, as agent for the beneficiary of American National Bank and Trust Company of Chicago, not personally, but as Trustee under Trust No. 57661 dated May 15, 1983 ("Landlord") and Stericycle, Inc., a Delaware corporation ("Tenant").

     R-1. EXTENSION OPTION.

          (a) The Landlord hereby grants to the Tenant an option to extend the Term of this Lease ("Extension Option") for one (1) consecutive period of five
(5) years commencing immediately after the expiration of the Term on the same terms, covenants and conditions contained in this Lease, except as provided herein. Tenant shall exercise the Extension Option on or before July 1, 1998, time being of the essence.

          (b) Tenant may only exercise its Extension Option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise and on the commencement date of the extension period: (i) the Lease is in full force and effect; (ii) there is no material Default by Tenant under any terms, covenants or conditions of the Lease and (iii) Tenant has not assigned the Lease or subleased the Premises. If the Extension Option is not exercised by July 1, 1998, the Extension Option shall thereupon expire and be of no further force or effect.

          (c) Such Extension Option can only be exercised in respect of the entire Premises and Tenant shall have no right to exercise the Extension Option as to less than the entire Premises.

          (d) The Base Rent payable during the extension option period with respect to the Premises shall be equal to the then "current market rental rate" (hereinafter defined) per square foot of rentable area, for lease terms of five
(5) year duration commencing on or about the commencement date of the extension option period, multiplied by the rentable area of the Premises. For purposes of this Paragraph R-1, the "current market rental rate" shall be the then prevailing rental rate as determined in good faith by Landlord, for improved space in the Building comparable to the Premises in area and location (to the extent that quoted rental rates in the Building vary with regard to location). The prevailing rental rate shall include the prevailing provisions for periodic adjustments to Base Rent and in respect of Taxes and Expenses. In no event, however, shall the Base Rent be less than the adjusted Base Rent payable for the last year of the original Term.

          (e) No additional options to extend the Term shall be construed to be created by the Extension Option or the exercise thereof and no other inapplicable provisions such as, but not limited to, any obligation to construct improvements to make any contribution toward the construction of improvements shall be construed to govern the extension period.

          (f) Prior to the commencement date of the extension period at Landlord's request Tenant shall enter into a written supplement to the Lease confirming the terms, covenants and conditions applicable to that extension period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the rental provisions applicable to the extension period.

     R-2.  RIGHT OF FIRST OPPORTUNITY.

     (a) After August 1, 1992, Landlord shall not enter into any lease of the adjacent space to the Premises, commonly known as Suite 400 consisting of 5,765 rentable square feet ("First Opportunity Space") unless (i) Landlord shall have first given Tenant written notice ("First Opportunity Notice") describing the First Opportunity Space and setting forth, INTER ALIA, a term, net annual rent for such term, and any work to be performed by Landlord in the space and/or any improvement allowance, and (ii) Tenant does not by written notice to Landlord given not later than five (5) business days after the date of Landlord's First Opportunity Notice elect to lease the First Opportunity Space on the terms outlined in the First Opportunity Notice. If Tenant does not so elect to lease the First Opportunity Space, then Landlord at any time within one hundred eighty
(180) days after the expiration of Tenant's five (5) business day period, may lease the First Opportunity

Space to any third party upon terms not more favorable then as set forth in Landlord's First Opportunity Notice, and Tenant agrees upon request from Landlord to confirm in writing its waiver of its right of first opportunity as to the First Opportunity Space. If Landlord does not lease such space on such basis within said one hundred eighty (180) day period, then Landlord may not lease such space (if this Section R-2 still applies) unless Landlord again gives notice to Tenant under this Section R-2. Tenant's right under this Lease shall not apply to space leased to a tenant pursuant to an expansion, renewal, extension, or other right (which expansion, renewal, extension, or other right shall be referred to as an "Excluded Right") contained in such tenant's lease, but only if the Excluded Right was in a tenant lease executed prior to the date hereof or in a Landlord's First Opportunity Notice to Tenant with respect to such lease given under this Section R-2.

     (b) If Tenant exercises its right to lease the First Opportunity Space in the manner therein provided, then, not later than forty-five (45) days after the date of Tenant's notice of exercise, Landlord and Tenant shall enter into an amendment to this Lease incorporating such First Opportunity Space into the Premises for, INTER ALIA, the term, net annual rent and the improvements to be performed by Landlord and/or improvement allowance. In addition, Tenant's Proportionate Share shall be recalculated on the basis of increased Rentable Area of the Premises. For the Adjustment year which includes the commencement date relating to such space, the Tax and Expense Adjustments shall be computed separately so that Tenant shall be obligated to pay only a pro rata share of the Adjustments allocable to such space. For subsequent Adjustment Years, the Tax and Expense Adjustments shall be calculated for the Premises as a whole on the basis of the increased Rentable Area of the Premises including such space. It is understood that if the term for any First Opportunity Space extends or would extend beyond the Term, then the provisions of this Lease shall remain in effect with respect to such First Opportunity Space for such term even though the Term expires by lapse of time with respect to other portions of the Premises.

     R-3.  EXPANSION OF PREMISES/CANCELLATION OPTION.

     Tenant shall have the one time right to advise Landlord in writing (the "Tenant Expansion Notice") with respect to and by no later than each "Applicable Outside Date" (as hereinafter defined) that it requires "Expansion Space" (as hereinafter defined) by the "Corresponding Effective Date" (as hereinafter defined). If Landlord is able to accommodate Tenant's need for Expansion Space, the Expansion Space will be leased to Tenant on an "as is" basis, it being expressly understood that Landlord shall have no responsibility or obligation to perform any work with respect to the shell, floor, walls, ceilings, light fixtures, HVAC system, utility systems or otherwise. If Landlord fails to notify the Tenant within thirty (30) days of its receipt of any such Tenant Expansion Notice that Landlord will be able to accommodate Tenant's request, Tenant shall have the option, exercisable within sixty (60) days of Landlord's receipt of the Tenant Expansion Notice, to cancel the Lease as of the Corresponding Effective Date by advising Landlord in writing (the "Cancellation Notice") of its intention to cancel the Lease and delivering to Landlord an amount equal to the "Applicable Termination Payment" (as hereinafter defined) concurrently with the issuance of the Cancellation Notice.

     The capitalized terms used herein shall have the following meanings:

APPLICABLE OUTSIDE            CORRESPONDING EFFECTIVE      APPLICABLE TERMINATION
DATE shall be the first       DATE shall be the first      PAYMENT shall be the unamortized
of the:                       day of the:                  costs of leasing commissions,
                                                           concessions and tenant improvement
                                                           work, plus an amount equal to:
28th month                    37th month                   twelve (12) months gross rent
39th month                    48th month                   eight (8) months gross rent
45nd month                    54th month                   two (2) months gross rent

     For the purpose of satisfying Tenant's request for additional space, as evidenced by the delivery of a Tenant Expansion Notice, "Expansion Space" shall be space anywhere in the Building which is designated by Landlord and is comprised in each case of not less than 1,000 square feet and not more than 4,000 square feet.

     The Base Rent payable with respect to the Expansion Space shall be equal to the then "current market rental rate" (hereinafter defined) per square foot of area, multiplied by the rentable area of the Expansion Space. For purposes of this Paragraph R-3, the "current market rental rate" shall be the then prevailing rental rate as determined in good faith by Landlord, for improved space in the Building comparable to the Expansion Space in area and location (to the extent that quoted rental rates in the Building vary with regard to location). The prevailing rental rate shall include the prevailing provisions for periodic adjustments to Base Rent and in respect of Taxes and Expenses. In no event, however, shall the Base Rent be less than the Base Rent applicable to the remainder of the Premises.

     R-4. CONSTRUCTION ALLOWANCE. For the terms and conditions relating to the construction allowance, please refer to the Workletter attached to this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date first above written.

                         LANDLORD:

                         M & J WILKOW MANAGEMENT CORPORATION,
                         as agent for the beneficiary of American National Bank and Trust Company of Chicago, not personally but as Trustee as aforesaid

                         By: /s/ Marc R. Wilkow
                             -------------------------------------------
                                  Marc R. Wilkow
                                  Executive Vice President


                         TENANT:

                         Stericycle, Inc.,
                         a Delaware corporation


                         By: /s/ Vernon J. Nagel
                             -------------------------------------------
                             Name:  Vernon J. Nagel
                             Title:  V.P.

EXHIBIT "A"
Floor Plan of Premises


[GRAPHICS]

                                      EXHIBIT B

                                RULES AND REGULATIONS


    (1)  ACCESS TO BUILDING:  On Saturdays (except from 8:00 A.M. to 1:00
P.M.), Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, access to the building and/or to the halls, corridors, elevators or stairways in the building may be restricted and access shall be gained by use of a key or security card to the outside doors of the building. Landlord may from time to time establish security controls for the purpose of regulating access to the building. The Tenant shall abide by all such security regulations so established.

    (2) PROTECTING PREMISES: Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises.

    (3) BUILDING TENANT DIRECTORIES: The directories of the Building shall be used exclusively for the display of the name and location of the tenants only and will be provided at the expense of the Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by the Landlord, and, if approved, will be provided at the sole expense of the Tenant.

    (4) LARGE ARTICLES: Furniture, freight and other large or heavy articles may be brought into the Building (a) only after Tenant has contacted Landlord for prior approval, (b) at times and in the manner designated by Landlord, and
(c) always at the Tenant's sole responsibility. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant. All furniture, equipment, cartons and similar articles desired to be removed from the Premises or the Building shall be listed by the Tenant with the Landlord and a removal permit therefor shall first be obtained from the Landlord.

    (5) SIGNS: Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter other than that above provided for without notice to Tenant.

    (6)  ADVERTISING:   Tenant shall not in any manner use the name of the
Building for any purpose or use any picture or likeness of the Building, or the name "Lake Cook Office Centre" in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

    (7) COMPLIANCE WITH LAWS: Tenant shall comply with all applicable laws, ordinances, governmental order or regulations and applicable orders or directions from any public office or body having jurisdiction. with respect to the Premises and the use of occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly if forbidden by law, ordinance, governmental regulation or order or direction of applicable public authority, or which may be dangerous to person or property.

    (8) HAZARDOUS MATERIALS: Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any other explosive or other articles deemed hazardous to persons or property, or do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements or any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

    (9) DEFACING PREMISES AND OVERLOADING: Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is approved by the Landlord, and Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, drive nails, screws or other fasteners into or in any way deface any part of the Premises or Building without in each instance containing the prior written consent of the Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein in connection with bringing in or removing any large or heavy articles or otherwise in excess of the design loads set forth on page 3 of this
Exhibit 3, and the Landlord may direct and control the location of sales and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at the expense of the Tenant of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

    (10) OBSTRUCTION OF PUBLIC AREAS: Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out service doors or in or on freight elevators; and Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in place or store anything, in, or obstruct in any way, any sidewalk, court, passageway, entrance, or shipping area corridor or other tenants entry door. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees.

    (11) ADDITIONAL LOCKS: Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Upon termination of this lease or of the Tenant's right to possession, the Tenant shall surrender all keys to the Premises.

    (12) COMMUNICATION OR UTILITY CONNECTIONS: If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the advance written consent of the Landlord, and the Tenant shall ascertain from the Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs or other tenants of the Building, and shall not in any event connect a greater load other than such safe capacity.

    (13) MANAGEMENT OFFICE: Service requirements of Tenant will be attended to only upon application at the management office for the Building. Employees of Landlord shall not perform any work or do anything outside of their duties unless under special instructions from the Landlord.

    (14) OUTSIDE SERVICES: No Tenant shall obtain for use upon the premises ice, drinking water, towel, messenger deliveries, newspapers and other similar services on the Premises, except from persons authorized by the Landlord and at the hours and under certain regulations fixed by the Landlord.

    (15) TOILET ROOMS: The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused.

    (16) INTOXICATION: Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

    (17) VENDING MACHINES: No vending machines of any description shall be installed, maintained or operated without the written consent of Landlord.

    (18) NUISANCES AND CERTAIN OTHER PROHIBITED USES: Tenant shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises,
(ii) carry on any business in or about the Premises or Building or engage in any transactions involving any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in Section 3, (iv) use the Premises for housing, lodging or sleeping purposes, (vi) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, (vii) operate or permit to be operated any musical sound producing instrument or device inside or outside the Premises which may be heard outside the premises, (viii) use any illumination or power for the operation of any equipment or device other than electricity, (ix) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (x) bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird, (xi) make or permit any objectionable noise or odor to emanate from the Premises, (xii) disturb, solicit or canvass any occupant of the Building, (xiii) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, or (xiv) throw or permit to be thrown or dropped any article from any window or other opening in the Building.

    (19) ROOM TO ROOM CANVASS: The Tenant shall not make any room-to-room canvass to solicit business from other tenants or occupants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified herein.

    (20) WASTE: The Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls. The Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent.

    (21) KEYS: The Tenant, upon termination of its tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

    (22) REMOVAL OF ITEMS: Prior to removing furniture, equipment or other items from the Building, Tenant must submit a written list of such items and obtain approval thereof from the management office of the Building.

    (23) PARKING AREAS: Tenant shall observe all parking area regulations and restrictions, directional signs, speed limits and security devices and shall not park in any area or spaces reserved for specific Tenants.

         The structural design live loads for the Building are as follows:

         1.  Ground Floor - 100 pounds per square foot.
         2. Typical office floor - 50 pounds per square foot plus 20 pounds per square foot for partitions.
         3.  Elevator lobbies - 100 pounds per square foot.

    (24) LOITERING: Tenant shall not allow its employees to loiter in the common areas of the Building.

                                     EXHIBIT "C"

                                 W O R K L E T T E R

    This is the Workletter referred to in the lease to which Exhibit "C" is attached (the "Lease") wherein the Tenant is leasing certain office space (the "Premises") from the Landlord at the property known as 1419 Lake Cook Road and located in Lake Cook Office Centre IV, Deerfield, Illinois (the "Building"). Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meaning assigned to them in the Lease.

    1. Work. Landlord, at Landlord's sole cost and expense, shall provide the construction material, hardware and equipment of the type and in the quantities listed in Attachment "A" hereto as "Building Standards" and the labor to construct and install such Building Standard items as improvements (the "Work") to the Premises in accordance with a Construction Plan to be prepared by Landlord in a manner consistent with the space plan attached hereto as Attachment "B". Landlord shall cause the Construction Plan to be prepared as soon as practicable following the execution of this Lease and shall promptly thereafter deliver a copy of the Construction Plan to Tenant. Tenant shall have three (3) business days to approve the Construction Plan as presented and shall evidence its approval by signing off on a copy of the Construction Plan and returning same to Landlord. If the Construction Plan is not approved as aforesaid by Tenant, Landlord shall have the right to terminate this Lease by written notice to Tenant whereupon this Lease shall become null and void and of no further force and effect. Once the Construction Plan has been approved by Tenant in the event of a conflict between the Construction Plan and this Workletter, the Construction Plan shall govern and control. Subject to the provisions of this Workletter, Landlord shall proceed diligently to cause the Work to be substantially completed in accordance with the terms and conditions of the Lease. Notwithstanding any provision herein to the contrary, in the event Landlord's construction costs relating to the Work exceed fifty-four thousand four hundred twenty and 00/100 ($54,420.00) dollars Tenant shall pay Landlord for such excess amount and in the event Landlord's construction costs relating to the Work are less than fifty-four thousand four hundred twenty and 00/100 ($54,420.00) dollars the Tenant will receive a rent abatement to the extent of such deficiency.

    Landlord agrees to pay all fees in connection with the Construction Plan (the "Plans").

    2. Additional Work. If Tenant wishes Landlord, prior to the commencement of the Term, to employ labor and to use items of material, hardware, equipment or decorating that exceed Landlord's obligation hereunder as limited by the term "Work" (such excess items are herein referred to collectively as "Additional Work"), Tenant shall, at its expense, cause drawings and specifications ("Additional Plans") for the Additional Work to be completed and submit such Additional Plans to Landlord for its approval. Landlord shall not withhold its approval unreasonably if the Additional Work does not affect the structure or safety or the exterior appearance of the Building or the heating, ventilating, air conditioning, plumbing or other mechanical systems of the Building. If
Landlord approves the Additional Work as reflected in the Additional Plans, Landlord shall obtain and submit to Tenant estimates of the cost of the Additional Work. Tenant shall approve such cost within five (5) days after Landlord submits such estimates to Tenant or Tenant shall be deemed to have abandoned its request for such Additional Work. The cost of such Additional Work shall include the direct costs thereof, plus general conditions
(including rubbish removal, hoisting, permits, field supervision and the like) plus the contractor's charges for overhead and fees, together with fifteen percent (15%) of all such costs for overhead and construction management services, which fee shall be paid to Landlord, or its agent, as Landlord shall direct. Landlord shall not be obligated to proceed with such Additional Work until the cost set forth in such estimate is paid by Tenant to Landlord for deposit in Landlord's trust account for payment of the Additional Work as work progresses. Any deficit shall be paid to Landlord upon completion of such Additional Work and within seven (7) days after Landlord shall have furnished Tenant with bills for the complete costs thereof.

    Any Additional Work or alterations to the Premises desired by Tenant after the commencement of the Term shall be subject to the provisions of Section 11 of the Lease.

    3. Substitutions and Credits. Unless already contracted for, prepurchased or stocked by Landlord, Tenant may select other available items in place of Building Standard items referred to in Attachment A hereof, provided that such selection is requested in writing and made on the Plans when they are delivered to Landlord as aforesaid and that such other materials constitute a "substitution in kind" as hereinafter described. In no event shall Tenant be entitled or permitted to substitute for Building Standard any portion of the ceiling and lighting system. Tenant agrees to pay Landlord within fifteen days after receipt of bills therefor (which bills may be rendered by Landlord from time to time during the course of the Work or at any time thereafter) an amount equal to the excess of the Landlord's cost of acquiring and installing such substituted items over the cost which Landlord would have incurred in acquiring and installing the Building
Standard items that were replaced thereby, plus 20% of such costs for Landlord's overhead. Landlord's bill for such costs (so long as the amount of such bill is not arbitrarily determined) shall be final and binding upon Tenant. No credit shall be granted to Tenant for the omission of Building Standard items where no substitution on kind is made. Such credit shall be granted only to the extent of substitution in kind. For example, an interior door credit may be applied only against the cost of another interior door and an electrical outlet credit may not be applied against the cost of an interior door. The amount of the credits for substituted items shall be determined by Landlord and furnished to Tenant from time to time.

    4. Delays in Tenant Work. Notwithstanding the date provided in the Lease for the commencement of the Term thereof and the provisions of Section 27 of the Lease to the contrary, Tenant's obligations to pay Rent thereunder shall not commence until Landlord shall have substantially completed all Work to be performed by Landlord, as set forth in Paragraph 1 hereof; provided, however, if Landlord shall be delayed in substantially completing the work for any reason set forth in the following subparagraphs (a) through (f) of this Paragraph 4, then the Term of the Lease shall commence on the date otherwise provided therein and the payment of Rent thereunder shall not be affected or deferred on account of such delay:

    (a) Tenant's failure to furnish any information required for the preparation of the Plans as and when requested by Landlord; or

    (b) Any reason relating to the request by Tenant for, or the completion by landlord of, the Additional Work;

    (c) Tenant's changes in the work or the Plans after initial approval by Landlord and Tenant (notwithstanding Landlord's further approval of any such changes);

    (d) Any other act, omission or delay by Tenant, its agencies, contractors, interior space planner (due to actions or inactions of Tenant) or persons employed by any of such persons delaying the substantial completion of the Work, including actions by or on behalf of Tenant pursuant to Paragraph 5 hereof;

    (e) Tenant's request for materials, finishes or installations other than or in substitution for the Building Standard items as listed in Attachment A hereto; or

    (f) Any matter set forth in the second paragraph of Section 27 of the Lease.

    5. Access by Tenant Prior to Commencement of Term. Landlord will permit Tenant and Tenant's agents, suppliers, contractors and workmen to enter the Premises prior to the commencement of the Term to enable Tenant to do such things as may be required by Tenant to make the Premises ready for Tenant's occupancy, provided that Tenant and its agents, contractors, workmen and suppliers and their activities in the Premises and Building will not interfere with or delay the completion of the Work or Additional Work to be done by Landlord and will not interfere with other activities of Landlord or occupants of the Building. Landlord shall have the right, on notice of Tenant, to cause Tenant or any such agent, contractor, workman or supplier to leave the Premises and the Building if

Landlord determines that any such interference or delay has been or may be caused. Tenant agrees that any such entry into the Premises shall be at Tenant's own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or Tenant's installations made in the Premises and Tenant agrees to protect, defend, indemnify and save harmless Landlord, its partners and their respective agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or Building. In addition, prior to the initial entry to the Building or the Premises by Tenant and by each contractor or subcontractor for Tenant, Tenant shall furnish Landlord with policies of insurance covering Landlord as an insured party with such coverages and such amounts as Landlord may then require in order to insure Landlord against liability for injury or death or damage to property of Landlord or its tenants by reason of such entry and any activity or work carried on, in or about the Building or the Premises.

    6.   Miscellaneous.

    (a) The Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained.

    (b) Except as herein expressly set forth or in the Lease, landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises. Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to commencement of the Term shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease, including, without limitation, Section 11, the terms and provisions of Paragraph 5 of this Workletter and such other requirements as Landlord deems necessary or desirable. Any additional work or alterations to the Premises desired by Tenant after the commencement of the Term shall be subject to the provisions of Section 11 of the Lease.

    (c)  Time is of the essence under this Workletter.

    (d) Any person signing this Workletter on behalf of the Landlord Tenant warrants and represents he has authority to do so.

    (e) This Workletter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease of otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of this Lease, whether by options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

    (f) With respect to any amount owed by Tenant hereunder and not paid when due or Tenant's failure to perform its obligation hereunder, Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment by Tenant of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

                                       LANDLORD:

                                       M & J WILKOW MANAGEMENT CORPORATION,
                                       as Agent for the beneficiary of
                                       American National Bank and Trust
                                       Company of Chicago, not personally
                                       but as Trustee aforesaid

                                       By:  /s/ Marc R. Wilkow
                                          ------------------------------------
                                              Vice President

                                       TENANT:

                                       STERICYCLE, INC.

                                       By:  /s/ Vernon J. Nagel
                                          ------------------------------------
                                       Title:  V.P.
                                             ---------------------------------

Date:     12/23/91
    ------------------------------

                                      WORKLETTER

                                    Attachment "A"
                                     Office Lease
                              LAKE COOK OFFICE CENTER IV
                                 1419 Lake Cook Road
                                 Deerfield, Illinois

         The items listed below are "Building Standard" items which shall be supplied and installed at Landlord's expense in the Premises. As used herein, the term "Rentable Area of the Premises" shall have the same meaning as set forth in Section 2(a)(vi) of The Lease.

A. DRYWALL PARTITIONS

    1. DEMISING AND CORRIDOR PARTITIONS

        2 1/2" metal studs at 24 inches O.C., one layer of 5/8 inch thick gypsum board each side, two inch mineral fibre sound insulation batt; (all to underside of concrete deck).

    2. TENANT INTERIOR PARTITIONS

        2 1/2" metal studs at 24 inches O.C., one layer of 5/8 inch thick gypsum board each side, all to underside of finished ceiling.

    3. QUANTITY

        Tenant Interior Partitions--One (1) lineal foot per 18 square feet of Rentable Area of the Premises.

B. ACOUSTIC TILE CEILINGS

    20" x 60" regressed lay-in acoustic tile in tenant areas; matte white metal grid.

C. DOORS AND HARDWARE--(Tenant entry and interior doors)

    1. TENANT INTERIOR DOOR FRAMES

        Metal frame for nominal 3'0" x 8'4" door prefinished.

    2. TENANT INTERIOR DOORS

        Nominal 3'0" x 8'4" solid core wood veneer door prefinished.

    3. TENANT ENTRY & EXIT DOOR & FRAMES

        Nominal 3'0" x 8'4" solid core wood veneer door prefinished with prefinished metal 3'0" x 8'4" door frame.

    4. ENTRY & EXIT DOOR HARDWARE

        a. Lockset:

            Polished bronze, lever type

        b. Door Closer:

            Paint to match door frame

        c. Door Butts

            2 pair per leaf--polished bronze to match lockset

        d. Door Stop:

            Floor mounted as required, polished bronze

    5. TENANT INTERIOR DOOR HARDWARE

        a. Passage Set:


            Polished bronze, lever type

        b. Door Stop:

            Floor mounted as required, polished bronze

        c. Door Butts:

            2 pair per leaf--polished bronze

    6. QUANTITY

        a. Tenant Entry & Exit Doors

            Subject to applicable codes and ordinances, one (1) single leaf door per tenant space (if total area is less than 2,500 square feet). Two (2) single leaf doors per tenant space (if total area is 2,500 square feet or larger).

        b. Tenant Interior Doors

            One (1) opening per 435 square feet of Rentable Area of the Premises.

D. PAINTING AND DECORATING

    Demising, Interior Tenant Walls, Interior Side of Corridor Walls

    One (1) coat flat latex finish over one (1) coat primer, one (1) color per individual room; two colors in large office areas; color from building standard chart.

E. CARPET AND FLOOR COVERINGS

    30 ounce nylon cut pile over one-half inch padding, one color selection per tenant space from Building Standard Color Selection.

F. BASE

    2 1/2" high straight edge vinyl base, for all corridor, tenant, interior, demising and core walls exposed to tenant rental areas.

G. ELECTRICAL

    1. LIGHTING

        a. Fixtures

            20" x 48" flourescent lay-in fixture with return air troffer, three
        (3) warm white lamps per fixture.

        b. Light Switches

            Bi-level toggle type switch.

        c. Emergency Lighting

            In accordance with code.

        d. Exit Lights

            In accordance with code.

        e. Quantity
            (1) Fixture: One (1) per 103 square feet of Rentable Area of the Premises.
            (2) Switches: One (1) per 480 square feet of Rentable Area of the Premises.
            (3) Emergency Lighting Wiring: In accordance with code.
            (4) Exit Lights: In accordance with code.

    2. POWER WIRING

        a. Duplex Receptacles

            110 volt standard receptacle on common 20 ampere circuit. (Separate circuits provided at additional cost).

        b. Quantity

            One (1) wall mounted duplex receptacle per 240 square feet of Rentable Area of the Premises.

    3. TENANT SERVICES

        Individual tenant metering and distribution panels provided by Landlord are included in workletter pricing for workletter quantities and loads. Additional quantities and loads causing increased switchgear sizes or equipment shall be provided at Tenant's cost.

    4. TELEPHONE

        a. Junction Boxes

            Standard telephone junction boxes with conduit to plenum space to tenant's terminal board area. Cover plates to be furnished and installed by telephone installer.

        b. Quantity

            One (1) wall mounted telephone junction box per 300 square feet of Rentable Area of the Premises.

        c. Empty standard conduit and terminal strip backboards required for installation of telephone equipment, interconnection of Building telephone closets and connection of Building telephone closets with tenant's switchboard and equipment room shall be installed or be performed at Tenant's cost.

H. HEATING, VENTILATION AND AIR CONDITIONING

    1. DESCRIPTION

        Tenant air distribution shall be a variable air volume system consisting of slot diffusers with diffuser mounted control zones. The maximum size of a perimeter zone shall be 15 feet deep by 60 perimeter lineal feet. The maximum size of an interior zone shall be 1,200 square feet. Control thermostats shall be located at the diffusers in the ceiling. (Wall mounted thermostats available at additional cost).

    2. CRITERIA
        Maintain during the normal heating season, indoor dry bulb temperatures not less than 72F minus 2, whenever outdoor temperature is 2F. Maintain by comfort cooling indoor dry bulb temperature of 78F plus 2, and a relative humidity not in excess of 50% plus 5 whenever the outside dry bulb is 91F, and the wet bulb temperature is 76F. The foregoing is based upon occupancy density of not more than one person per one hundred (100) square feet of floor area and a maximum electrical lighting load of two (2) watts per square foot of floor area and power load of 0.5 watts per square foot in any given area within the Premises.

    3. The cost of all individual tenant's exhaust fans and other particular tenant requirements above and beyond the building's "typical" H.V.A.C. system shall be charged to Tenant.

I. WINDOW TREATMENT

    Horizontal, narrow-slat blinds shall be installed by Landlord on all exterior windows.

J. FIRE PROTECTION SYSTEM

    Sprinkler heads as required by code have been installed on all Tenant floors and are included in Shell and Core Work. If existing location is not compatible with Tenant partition arrangement, costs to move, relocate or add sprinkler heads will be at Tenant's cost.


                                          3